As filed with the Securities and Exchange Commission on November 10, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cadmus Communications Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1274108
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

CADMUS COMMUNICATIONS CORPORATION

2004 KEY EMPLOYEE STOCK COMPENSATION PLAN

and

CADMUS COMMUNICATIONS CORPORATION

2004 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

(Full title of the plan)

Lisa S. Licata

Senior Vice President of Human Resources and Corporate Secretary

Cadmus Communications Corporation

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Wallace M. Starke

Troutman Sanders LLP

1111 East Main Street

Richmond, Virginia 23219

Telephone: (804) 697-1369

Facsimile: (804) 698-5177

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1,2]	Proposed maximum offering price per share [3]	Proposed maximum aggregate offering price [3]	Amount of registration fee
Common Stock ($0.50 par value)	690,000 shares	$14.61	$10,080,900	$1,277.25
	60,000 shares	$14.61	$876,600	$111.07
TOTAL:				$1,388.32

(1)	The registered amounts are comprised of 690,000 shares of common stock, $0.50 par value, of the Registrant (the “Common Stock”) for issuance and sale under the Cadmus Communications Corporation 2004 Key Employee Stock Compensation Plan (the “Employee Plan”) and 60,000 shares of Common Stock for issuance and sale under the Cadmus Communications Corporation 2004 Non-Employee Director Stock Compensation Plan (the “Director Plan” and together with the Employee Plan, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 1933 Act), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plans.

(2)	Includes rights (the “Rights”) to purchase shares of Common Stock under the Registrant’s Right Agreement dated as of February 15, 1999 as amended through May 14, 2003, that prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock.

(3)	Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Registrant’s Common Stock on November 4, 2004, as reported on the Nasdaq National Stock Market System.

Part I — Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Cadmus Communications Corporation (the Registrant) hereby incorporates by reference into this registration statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission (the Commission) on September 14, 2004;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Commission on November 9, 2004;

(c)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form S-1, as filed by The William Byrd Press, Incorporated, predecessor in interest to the Registrant, on June 17, 1983, and any amendment or report filed subsequent thereto for the purpose of updating such description; and

(d)	The description of the Registrant’s Rights contained in the Registrant’s registration statement on Form 8-A12g3, as filed with the Commission on February 11, 1999, and any amendment or report filed subsequent thereto for the purpose of updating such description.

All documents filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act) and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article VI of the Registrant’s Restated Articles of Incorporation (the “Articles”) limits the liability of the Registrant’s directors and officers to the Registrant and its shareholders to the full extent permitted by the Virginia Stock Corporation Act as now and hereafter in effect. In accordance with the Virginia Stock Corporation Act, the Registrant’s Articles limit the liability of, and damages assessed against, a director or officer in derivative or shareholder proceedings arising out of a single transaction, occurrence or course of conduct to $1.00. This limitation does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of the Registrant’s Articles, together with the Virginia Stock Corporation Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Article VI of the Registrant’s Articles also mandates indemnification of the Registrant’s directors to the full extent permitted by the Virginia Stock Corporation Act. The Virginia Stock Corporation Act permits a corporation to indemnify its directors against all liabilities imposed or asserted against them by reason of having been a director of the Registrant, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Articles also permit the Registrant to indemnify officers, employees or agents of the Registrant to the same extent as is mandated for directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Registrant has purchased a directors’ and officers’ liability insurance policy. Within the coverage limit, the policy provides coverage (a) to the Registrant’s directors and officers where the Registrant either is not permitted by law or is unable, due to insolvency, to indemnify its directors and officers; and (b) to the Registrant where the Registrant does indemnify the directors and officers as permitted, and/or required by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

An Exhibit Index appears at page 8 hereof.

Item 9. Undertakings.

(a)	Rule 415 Offerings. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on November 10, 2004.

Cadmus Communications Corporation
(Registrant)

By:	/s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce V. Thomas, Paul K. Suijk and Lisa S. Licata, and each of them, with full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of Cadmus Communications Corporation to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to this registration statement on Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 10th day of November, 2004.

Signature	Title
/S/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ PAUL K. SUIJK Paul K. Suijk	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ MARTINA L. BRADFORD Martina L. Bradford	Director

Thomas E. Costello	Director

/s/ ROBERT E. EVANSON Robert E. Evanson	Director

/s/ G. WADDY GARRETT G. Waddy Garrett	Director

/s/ KEITH HAMILL Keith Hamill	Director

/s/ EDWARD B. HUTTON, JR. Edward B. Hutton, Jr.	Director

/s/ THOMAS C. NORRIS Thomas C. Norris	Director

/s/ NATHU R. PURI Nathu R. Puri	Director

/s/ JAMES E. ROGERS James E. Rogers	Director

EXHIBIT INDEX

Exhibit Number
4.1	2004 Key Employee Stock Compensation Plan, (incorporated by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A filed on September 28, 2004).

4.2	2004 Non-Employee Director Stock Compensation Plan, (incorporated by reference to Appendix C to the Registrant’s Proxy Statement on Schedule 14A filed on September 28, 2004).

4.3	Restated Articles of Incorporation of Cadmus Communications Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1993).

4.4	Bylaws of Cadmus Communications Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated July 23, 2001).

4.5	Rights Agreement dated as of February 15, 1999 between Cadmus Communications Corporation and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A12G filed February 11, 1999).

4.6	Amendment dated as of February 17, 2000 to Rights Agreement dated as of February 15, 1999 between Cadmus Communications Corporation and First Union National Bank (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated February 17, 2000).

4.7	Amendment No. 2 to Rights Agreement, dated as of May 14, 2003 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed September 3, 2003).

5	Opinion of Troutman Sanders LLP, filed herewith.

23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto).

23.2	Consent of Independent Registered Public Accounting Firm, filed herewith.

24	Powers of Attorney (included on the signature page of this registration statement).